Exhibit 10.1

CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”), executed this 13th day of June, 2011 and effective June 13, 2011 (such date, the “Effective Date”), is made by and between Peter M. Musumeci, Jr. (“Musumeci”), with address of 11 Milford Drive, Marlton, New Jersey 08053, and Metro Bancorp, Inc. and Metro Bank (collectively, “Metro”), each with an office located at 3801 Paxton Street, Harrisburg, PA 17111.
WHEREAS, Musumeci possesses expertise which has been and will be of assistance to Metro in the operation of its business, and Metro and Musumeci mutually desire to establish a consulting arrangement,
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Scope of Service. Musumeci shall provide consultation services to Metro on such matters as are within his particular area of knowledge and experience (“Services”), including the development and management of its lending activities, its credit culture and practices and the development of its executive management team, at such times as shall be mutually agreeable to Musumeci and Metro.
2.Independent Contractor. Musumeci shall perform his services under this Agreement as an independent contractor. Musumeci represents and warrants, as of the Effective Date, that he stands as an independent contractor in relation to Metro and that he is not a partner, officer, agent, servant or employee of Metro. Musumeci further represents and warrants that he shall assume all obligations and duties of paying the income taxes due as a result of the fees Metro pays to Musumeci hereunder and that he shall hold Metro harmless from all liabilities, actions, suits, audits, assessments, or other claims made or brought by any taxing authorities arising out of or related to any failure by Musumeci to pay any taxes due on the fees paid to him hereunder and from reasonable attorneys' fees and costs in defending against the same.
3.Fees. Metro shall pay to Musumeci a monthly fee of $16,000, in arrears, and shall reimburse Musumeci for all reasonable costs and expenses in accordance with Section 4.
4.Invoicing and Payment. Unless otherwise agreed, Musumeci will invoice Metro for all charge and reimbursable items on a monthly basis in arrears. Metro agrees to pay the invoiced amount of all reasonable expenses incurred by Musumeci in accordance herewith in full within thirty (30) days of the date of each invoice.
5.Term, Termination, and Cancellation. This Agreement will commence on the Effective Date and will remain and continue in full force and effect, unless terminated by either party as set forth below. Termination of this Agreement may occur upon any of the following:
(a)    Sixty (60) days after a party's receipt of written notice from the other party that this Agreement shall be terminated; or
(b)    Seven (7) days after one party notifies the other (“Receiving Party”) in writing that the Receiving Party is in breach or default of this Agreement, unless the Receiving Party cures such breach or default within such seven (7) day period; or
(c)    Fifteen (15) days after the filing of a petition in bankruptcy by or against either party, any insolvency of a party, any appointment of a receiver for such party, or any assignment for the benefit of such party's creditors (a “Bankruptcy Event”), unless such party cures such Bankruptcy Event within the fifteen (15) day period.
In all events, Metro shall be liable for full payment for Services rendered through the date of termination and for the reimbursement of expenses, in accordance with Section 4 hereof, incurred through the date of termination.
6.Working Arrangements.
(a)    Services performed by Musumeci will be performed either on Metro's premises or remotely. Musumeci will make the determination of the best fashion to perform the Services. Metro shall provide the following to Musumeci: (i) a suitable and adequate work environment, including space for work and equipment for performance of the Services; (ii) access to and use of Metro's facilities and relevant information, (iii) timely assistance and support in the delivery of his Services.
(b)    Metro will ensure that all Metro's personnel who may be necessary or appropriate for the successful delivery of the Services will, on reasonable notice: (i) be available to assist Musumeci by answering business, technical and operational questions and providing requested documents, guidelines and procedures in a timely manner; (ii) participate in the Services as reasonably necessary (iii) be available to assist Musumeci with any other activities or tasks required to complete the Services.
7.Non-Solicitation, Non-Competition. Musumeci agrees not to directly or indirectly solicit or offer employment to any Metro employee, or to Compete with Metro, during the term of this Agreement. “Compete” means the initial solicitation on behalf of any other financial institution of the loan, deposit or cash management business of any person or entity who is, during the term of this Agreement, a customer of Metro.
8.Confidential Information. Musumeci acknowledges that in the course of providing Services for Metro hereunder, Musumeci will receive and have access to Confidential Information (as defined below) of Metro. Any and all Confidential Information in any form or media obtained by Musumeci shall be held in confidence and shall not be copied, reproduced, or disclosed to third parties for any purpose whatsoever except as necessary in connection with the Services provided under this Agreement. Musumeci further acknowledges that he shall not use such Confidential Information for any purposes other than in connection with the activities contemplated by this Agreement. Without limiting the generality of the foregoing, Musumeci agrees not to disclose to any third party information regarding any person or entity that is, or was at any time, during the term of this Agreement a customer of Metro or who, during the term of this Agreement, applied to or requested from Metro loan, deposit or cash management services.
“Confidential Information” means any and all confidential information of Metro, including, but not limited to, information regarding the customers or prospective customers of Metro, research, development, proprietary software, technical information, techniques, know-how, trade secrets, processes, customers, employees, consultants, pricing information and financial and business information, plans and systems. Confidential Information shall not include information which: (a) was known to Musumeci prior to the time of disclosure by Metro (except for nonpublic information regarding the customers or prospective customers of Metro); (b) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by Musumeci; (c) was lawfully received by Musumeci from a third party without any obligation of confidentiality; or (d) is required to be disclosed by law or order of a court of competent jurisdiction or regulatory authority.
The obligations set forth in this Section shall survive termination of this Agreement for a period of three (3) years thereafter.

9.Limitation of Liability. In no event shall Musumeci be liable to Metro for special, exemplary, incidental, or consequential damages (including, without limitation, lost revenues, profits, savings or business) in connection with the Services, whether or not the possibility of such damages has been disclosed to Musumeci in advance or could have been reasonably foreseen by Musumeci, and whether in an action based on contract, warranty, strict liability, tort (including, without limitation, negligence) or otherwise. The limitations on liability specified in this Section will survive and apply even if any limited remedy herein is found to have failed of its essential purpose.
10.Notices. All notices, demands and other communications required or permitted hereunder or in connection herewith shall be in writing and shall be deemed to have been duly given on the date of any personal delivery, one day after sending the notice with a nationally recognized overnight courier or three days after sending the notice by first class mail, return receipt requested, to a party at the address for such party set forth in the first paragraph of this Agreement, or to such other address as such party may hereafter specify by notice.
11.SEC Filing. Musumeci acknowledges and agrees that Metro may be required to file reports with the Securities and Exchange Commission disclosing the existence of this Agreement, summarizing the terms hereof and/or attaching a copy hereof, and consents to such filings.
12.Miscellaneous. This Agreement, and all of the rights and remedies of the parties in relation thereto, will be governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law. Neither party may assign or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other party. Metro, however, without any requirement for prior consent by Musumeci, may assign this Agreement and its rights hereunder to any party or entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of Metro, if the succeeding party or entity agrees in writing to assume and be bound by all of the obligations of such party under this Agreement. This Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors and permitted assignees. This Agreement may be modified only by a written amendment executed by both parties. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, then such provision shall be severed from this Agreement and the remaining provisions will continue in full force. This Agreement may be executed in several counterparts, each of which will be deemed an original, and all of which taken together will constitute one single agreement between the parties with the same effect as if all the signatures were upon the same instrument. This Agreement constitutes the complete and exclusive statement of the agreement between the parties and supersedes all proposals, oral or written, and all other prior or contemporaneous communications between the parties relating to the subject matter herein.
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[SIGNATURE PAGE FOR CONSULTING AGREEMENT AND RELEASE]
IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
METRO BANCORP, INC.

By:    /s/ Gary L. Nalbandian
Name: Gary L. Nalbandian

Title:

June 13, 2011
Date

METRO BANK

By:    /s/ Gary L. Nalbandian
Name: Gary L. Nalbandian

Title:

June 13, 2011
Date

/s/ Peter M. Musumeci, Jr.
Peter M. Musumeci, Jr.

June 13, 2011
Date

ADDENDUM NO. 1 TO CONSULTING AGREEMENT
This Addendum No. 1 to Consulting Agreement (“First Consulting Agreement Addendum”), effective as of October 17, 2011, is incorporated by reference in, appended to and made a part of the Consulting Agreement, dated June 13, 2011 (“Consulting Agreement”), executed by Metro Bank (“Metro”) and Peter M. Musumeci, Jr.(“Consultant”).
1.In addition to any other confidentiality terms and conditions contained in the Consulting Agreement, Consultant agrees that with respect to any and all  consumer information, information regarding the customers of Metro or its affiliates, and information regarding persons or entities who or which have requested or applied for services from Metro or any of its affiliates, to which Consultant has access in connection with the services Consultant is providing to Metro pursuant to the Consulting Agreement (collectively, “Customer Information”), to maintain and protect the confidentiality and security of such Customer Information in accordance with all applicable federal, state and local statutes and regulations relating to the privacy of consumer and customer information, including but not necessarily limited to the provisions of Title V of the Gramm-Leach-Bliley Act (15 U.S.C. §6801, et seq.) and the regulations promulgated thereunder, the Right to Financial Privacy Act (12 U.S.C. §3401, et seq.), any replacements or amendments thereof, and any similar state laws.

2.This First Consulting Agreement Addendum shall be incorporated into and made a part of the Consulting Agreement. To the extent that the terms of the Consulting Agreement and this First Consulting Agreement Addendum conflict, the terms of this First Consulting Agreement Addendum shall control.

Metro and Consultant have executed or caused their duly authorized representatives to execute this First Consulting Agreement Addendum, intending to be legally bound, as of the date set forth in the first paragraph hereof.

METRO BANK

By: /s/ Percival B. Moser, III
Name: Percival B. Moser, III
Title: Chief Operating Officer

CONSULTANT:

/s/ Peter M. Musumeci, Jr.
Peter M. Musumeci, Jr.
Title: Consultant

AMENDMENT NO. 1 TO CONSULTING AGREEMENT
This Amendment No. 1 to Consulting Agreement (“First Modification”), executed this 8th day of February, 2012, is made by and between Peter M. Musumeci, Jr. (“Musumeci”), with an address of 11 Milford Drive, Marlton, New Jersey 08053, and Metro Bancorp, Inc. and Metro Bank (collectively, “Metro”), each with an office located at 3801 Paxton Street, Harrisburg, PA 17111.
RECITALS:
A.Metro and Musumeci are parties to a Consulting Agreement dated June 13, 2011 and an Addendum No. 1 to Consulting Agreement dated October 17, 2011 (collectively, the “Agreement”).

B.The parties wish to modify the Agreement.

TERMS OF FIRST MODIFICATION:
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Modification of Section 3. Section 3 of the Agreement is hereby modified to provide, in its entirety, as follows:

Fees. Metro shall pay to Musumeci a monthly fee of $12,000, in arrears, and shall reimburse Musumeci for all reasonable costs and expenses in accordance with Section 4.
2.No Other Changes. Except as specifically modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed or caused this First Modification to be executed by their duly authorized representatives as of the day and year first above written.

METRO BANCORP, INC.

By: /s/ Gary L. Nalbandian
Gary L. Nalbandian, Chairman, President and Chief Executive Officer

METRO BANK

By: /s/ Gary L. Nalbandian
Gary L. Nalbandian, Chairman, President and Chief Executive Officer

CONSULTANT:

/s/ Peter M. Musumeci, Jr.
Peter M. Musumeci, Jr.